Calculation of Filing Fee Tables
S-4
HOME BANCSHARES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	5,440,000		$ 148,000,000.00	0.0001381	$ 20,438.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 148,000,000.00		$ 20,438.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,438.80
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(a) Amount Registered: Represents the maximum number of shares of common stock of Home BancShares, Inc. ("Home") estimated to be issuable to holders of shares of common stock of Mountain Commerce Bancorp, Inc. ("MCBI") as the merger consideration pursuant to the Agreement and Plan of Merger dated as of December 7, 2025, among Home, Centennial Bank, Home's acquisition subsidiary, MCBI and Mountain Commerce Bank (the "Merger Agreement"). This number is based on the product of 6,400,000 shares of MCBI common stock estimated to be outstanding at the effective time of the merger, which represents the maximum number of shares of MCBI common stock that may be outstanding at the effective time of the merger pursuant to the terms of the Merger Agreement, multiplied by the exchange ratio set forth in the Merger Agreement of 0.85 shares of Home common stock for each outstanding share of MCBI common stock. (b) Maximum Offering Price: Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) promulgated thereunder. The proposed maximum aggregate offering price of Home's common stock is calculated based upon the market value of the shares of MCBI common stock (the securities to be cancelled in the merger) determined in accordance with Rule 457(c) under the Securities Act and is equal to the product of (i) $23.125, the average of the high and low prices per share of MCBI common stock as quoted on the OTCQX Market on January 7, 2026, multiplied by (ii) 6,400,000 (the estimated maximum number of shares of MCBI common stock to be cancelled and exchanged for the merger consideration). (c) Amount of Registration Fee: Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
6,400,000	$ 23.125	$ 148,000,000.00			$ 148,000,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A